                                                               Exhibit 24

VOL 29 PAGE 36

                                   DURABLE
                              POWER OF ATTORNEY
                              -----------------

STATE OF TEXAS     )
                        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF WICHITA  )

    THAT I, CHARLES C. DICKINSON, III of Wichita County, Texas, have made, constituted and appointed, and by these presents do make, constitute and appoint Norman B. Adams, my true and lawful Agent and Attorney-in-Fact to do any and every act, and exercise any and every power which I might or could do or exercise through any other persons, and which he shall deem proper or advisable and for my best interests intending hereby to vest in said agent a full and universal power of attorney to do and perform for and in my behalf all and every act of any kind whatsoever requisite and necessary to be done by me, to all intents and purposes, and as fully as I might or could do if I were personally present.

    Without restricting in any manner the extent of the complete and universal powers and authorities which I intend to vest in said agent by the execution of this instrument, the said agent is also granted authority to do and perform the following:

(1) To act for and in my behalf with reference to my business in general as well as with reference to all properties owned by me, whether personal properties or real properties, and whether said properties are individually owned by me, or are owned by me in common with other parties.

(2) To sell and convey, or mortgage properties owned by me or to sell or assign stocks or bonds owned by me, and the authority to execute and deliver to third parties any and all types of instruments pursuant to and necessary for the consummation of the powers and authorities herein granted to said agent.

(3) To execute in my behalf oil and gas leases, with or without pooling provisions, assignments of oil and gas leases, assignments of overriding royalty interests or production payment interests covering mineral or leasehold properties owned by me or agreements authorizing the pooling of said interests, on such terms and conditions as shall be deemed advisable by my said agent as well as the authority to execute contracts and agreements of any other nature in connection with said mineral or leasehold properties, including the signing of pipeline division or transfer orders in connection with same.

(4) To borrow monies and execute promissory notes for the benefit of same in my behalf and to sign checks drawn on any accounts maintained by me in any banking institutions, or to make withdrawals from any savings accounts registered in my name, or to endorse checks payable to my order.
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                                                                VOL 29 PAGE 37

(5) To represent me before the United States Treasury Department in all federal gift, or income tax matters for all years, and the authority to sign and file returns relating to same, and with the additional right on the part of my said agent to delegate this power and authority of representation before the Treasury Department, or any branch thereof, to any other person chosen for this purpose by my said agent.

(6) Without endeavoring to enumerate in detail the various powers and authorities which I intend to grant hereby to my said agent, it is my intention by the execution of this instrument to empower and authorize said agent to do and perform in my behalf and without any restriction whatever each and every act which I could take or perform myself with reference to my properties and business affairs if I were personally present.

(7) The powers and authorities granted herein to my said agent shall not terminate in the event of my incapacity or disability, in accordance with the provisions of Section 36A of the Probate Code of the State of Texas.

    I further represent to any and all persons dealing with my said agent named above that this power of attorney granted by me may be voluntarily revoked by a revocation of same by me which I shall execute and enter of record in the office of the County Clerk of the County of Wichita.

    This power of attorney is executed by me on this 25 day of November, 1987.


                                          /s/ Charles C. Dickinson, III
                                          ------------------------------
                                              CHARLES C. DICKINSON, III


                                                        VOL. 29 PAGE 38
STATE OF TEXAS      )

COUNTY OF WICHITA   )

    BEFORE ME, the undersigned, a Notary Public, in and for said County, Texas, on this day personally appeared Charles C. Dickinson, III known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE this 25th day of November, 1987.

                                          /s/ Joy Fletcher
                                          ------------------------------
                                          Notary Public in and for
                                          State of Texas

My Commission Expires:
     5-13-89                              Joy Fletcher
----------------------                    -------------------------------
                                          Name of Notary

STATE OF TEXAS     )
County of Wichita  )

I, VERNON CANNON, Clerk of the County Court of said County, do hereby certify that the above instrument of writing with its certificate of authentication was filed for record in my office on the date and time stamped thereon, and duly recorded in the Power of Atty. record of said County in the Volume
                         --------------
and Pages stamped thereon.

  Witness my hand and the Seal of the County Court of said County, in my office in Wichita Falls, Texas, the day and year last above written.

                                                VERNON CANNON
                               Clerk of the County Court, Wichita County, Texas
                               By              Nan Rice             Deputy
                                 -----------------------------------